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                                                                    EXHIBIT 10.6

                       FORM OF INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT is made and entered into as of this 1st day of November, 1994, between Coram Healthcare Corporation, a Delaware corporation
(the "Company"), and                ("Indemnitee").

                                   RECITALS:

     A. Indemnitee, as an executive officer and/or a member of the Board of Directors of the Company, performs a valuable service in such capacity for the Company;

     B. The Bylaws of the Company (the "Bylaws") provide for the indemnification of the officers, directors, agents and employees of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the "Delaware Code");

     C. The Bylaws and the Delaware Code, by their non-exclusive nature, permit contracts between the Company and its executive officers and/or members of its Board of Directors with respect to the indemnification of such directors and executive officers;

     D. As a result of recent developments affecting the terms, scope and availability of directors' liability insurance ("D & O Insurance"), there exists general uncertainty as to the ability of the Company to obtain and maintain D & O Insurance; and

     E. In order to induce Indemnitee to continue to serve as an executive officer and/or a member of the Board of Directors of the Company, the Company has determined and agreed to enter into this contract with Indemnitee.

     NOW, THEREFORE, in consideration of the Indemnitee's continued service as an executive officer and/or a director after the date hereof, the parties hereto hereby agree as follows:

     1. Indemnity. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Delaware Code, as may be amended from time to time.

     2. Additional Indemnity. Subject to the exclusions set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify
Indemnitee:

          (a) against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by

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     Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

          (b) otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of the Certificate of Incorporation and Bylaws of the Company and of the Delaware Code.

     3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

          (a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by the Company;

          (b) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (c) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of
     Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law;

          (d) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

          (e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

          (f) on account of any action, suit or proceeding (other than a proceeding referred to in Section 8(b) hereof) commenced by the Indemnitee against the Company or against any officer, director or stockholder of the Company unless authorized in the specific case by action of the Board of Directors.

     4. Contribution. If the indemnification provided in Sections 1 and 2 is unavailable any may not be paid to Indemnitee for any reason other than those set forth in Section 3, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action,

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suit or proceeding), the Company shall contribute to the amount of expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     5. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.

     6. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

          (a) The Company will be entitled to participate therein at its own expense;

          (b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so as to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has

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been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

          (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall be permitted to settle any action except that is shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee with Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

     8. Advancement and Repayment of Expenses.

     (a) In the event that Indemnitee employs his own counsel pursuant to
Section 6(b)(i) through (iii) above, the Company shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigating, any and all reasonable expenses (including legal fees and expenses) incurred in investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within twenty (20) days after receiving copies of invoices presented to Indemnitee for such expenses; provided that Indemnitee first executes and delivers to the Company an undertaking to repay any amounts so advanced if it shall be determined ultimately that Indemnitee is not entitled to be indemnified for such expenses under the provisions of the Delaware Code, the Bylaws, this Agreement or otherwise.

     (b) Indemnitee further agrees that Indemnitee will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Indemnitee, unless Indemnitee demonstrates that he or she is entitled, under the provisions of the Delaware Code, the Bylaws, this Agreement or otherwise, to be indemnified by the Company for such expenses, and the Company does not dispute such entitlement or an ultimate determination as to such entitlement is made in favor of Indemnitee.

     (c) Notwithstanding the foregoing, the Company shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by the Company and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to the Company, or any other willful deliberate breach in bad faith of Indemnitee's duty to the Company or its stockholders.

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     8. Enforcement.

     (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

     (b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

     9. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. To the extent that a change in the Delaware Code (whether by statute or judicial decision) permits greater indemnification by agreement then would be afforded currently under the Certificate of Incorporation and Bylaws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties relating thereto.

     11. Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

     12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     14. Binding Effect. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns. The Company shall require and cause any successor (whether direct or indirectly by purchase, merger, consolidation or otherwise) to all, substantially all, or a

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substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.

     15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.
                                          The Company:

                                          CORAM HEALTHCARE CORPORATION
                                          a Delaware corporation

                                          By:
                                             ----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------

                                          Indemnitee:

                                          By:
                                             ----------------------------------

                                             ----------------------------------
                                               Title

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